(Bilateral Form)              (ISDA Agreements Subject to New York Law Only)

                                     ISDA(R)
              International Swaps and Derivatives Association, Inc.
                              CREDIT SUPPORT ANNEX
                             to the Schedule to the

                              ISDA Master Agreement
           ..........................................................
                                   May 12,1998
                     dated as of ...........................

                                     between

BankBoston, N.A.              and                    American Skiing Company

("Party A")                                               ("Party B")

This Annex supplements, form part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:-

Paragraph I. Interpretation

(a) Definitions and Inconsistency. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all References in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b) Secured Party and Pledgor. All references in this Annex to the "Secured Party" will be to either party when acting in that capacity and all corresponding references to the "Pledgor" will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that Support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

Paragraph 2. Security Interest

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

Paragraph 3. Credit Support Obligations

(a) Delivery Amount Subject to Paragraphs 4 and 5, upon a demand made by the secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor's will Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the "Delivery Amount applicable to the Pledgor for any Valuation Date will equal the amount by which:

         (i) the Credit Support Amount exceeds

         (ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.

(b) Return Amount Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party's Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the "Return Amount' applicable to the Secured Party for any Valuation Date will equal the amont by which:

          (i) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds

         (ii) the Credit Support Amount.

"Credit Support Amount" means, unless otherwise Specified in Paragraph 13, for any Valuation Date (i) the Secured Party's Exposure for that Valuation Date plus
(ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor's Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

          Paragraph 4. Conditions Precedent, Transfer Timing, Calculations and Substitutions

(a)  Conditions   Precedent  Each  Transfer  obligation  of  the  Pledgor  under
Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:

         (i) no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party, and

         (ii) no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.

(b) Transfer Timing. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit supply, or posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.

(c) Calculations. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

 (d)    Substitutions

        (i) Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the secured Party substitute Eligible Credit Support (the "Substitute Credit Support"); and

         (ii) subject to Paragraph 4(a), the secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the "Substitution Date"); provided that the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit
         Support equal to the Value as of that date of the Substitute Credit Support.

Paragraph 5. Dispute Resolution

If a party (a "Disputing Party") disputes (1) the Valuation Agent's calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (.U) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of
(1) above Or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to Resolve the dispute by the Resolution Time, then:

         (i) In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise Specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

                  (A)   utilizing   any   calculations   of  Exposure   for  the
                  Transactions (or Swap Transactions) that the parties have agreed are not in dispute;

                  (B) calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent's original calculations will be used for that Transaction (or Swap Transaction); and

                  (C) utilizing the procedures specified in. Paragraph 13 for Calculating the Value, if disputed, of Posted Credit Support.

         (ii) In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to) Paragraph 13.

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate transfer.

 Paragraph 6. Holding and Using Posted Collateral

(a) Care Posted Collateral Without limiting the Secured Parties rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

(b)     Eligibility to Hold Posted Collateral; Custodians.

         (i) General Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a "Custodian") to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor's obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.

         (ii)  Failure  to  Satisfy  Conditions.  If the  Secured  Party  or its
         Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.

         (iii) Liability. The Secured Party will be liable for the acts or omissions of its Custodian to the extent that the Secured Party would be liable hereunder for its own acts or omissions.

(c) Use of Posted Collateral Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with Respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:

         (i) sell, pledge, rehypothecate, assign, invest use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor, and

          (ii) register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.

For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.

 (d)    Distributions and Interest Amount,

        (i) Distributions. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on 2 Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

          (iii) Interest amount Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be Retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.

Paragraph 7. Events of Default

For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if.

         (i) that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

         (ii) that party fails to comply with any Restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or
iii) that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.


Paragraph 8. Certain Rights and Remedies

(a) Secured Party's Rights and Remedies. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:


         (i) all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;

         (ii) any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any-,

         (iii) the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

         (iv) the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereto from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.

Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is Required under applicable law and cannot be waived.

 (b) Pledgor's Rights and Remedies if at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transaction (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):

         (i) the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;

         (ii) the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;

         (iii) the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor, and

         (iv) to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may-.

         (A) Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the secured Party to Transfer that Posted Collateral); and

         (B) to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.

(c) Deficiencies and Excess Proceeds. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and g(b).

(d) Final Returns. When no amounts are or thereafter may become payable by the Pledgor with Respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.

  Paragraph 9. Representations

Each party represents to the other party (which representations will be deemed to be repeated as of each date on, which it, as the Pledgor, Transfers Eligible Collateral) that:

         (i) it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest will lien;

         (ii) it is the sole owner of or otherwise has the right to transfer all Eligible Collateral it Transfers to the secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2;

         (iii) upon the Transfer of any Eligible Collateral to the Secured Party under the term of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action Required of it under applicable law for perfection of that interest); and

         (iv) the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.


Paragraph 10.  Expenses

(a) General Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

(b) Posted Credit Support. The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the secured Party becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party's Rights under Paragraph 6(c).

(c) Liquidation/Application of Posted Credit Support All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.

Paragraph 11.  Miscellaneous

(a) Default Interest. A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b) Further Assurances. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.

 (c) Further Protection. The Pledgor will promptly give notice to the Secured Party of, and defend any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party's rights under Paragraph 6(c).

(d) Good Faith and Commercally.Reasonable Manner. Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(e) Demands and Notices. All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

(f) Specifications of Certain Matters. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

  Paragraph 12.  Definitions

  As used in this Annex,-
  "Cash' means the lawful currency of the United States of America.
  "Credit Support Amount, has the meaning specified in Paragraph 3. "Custodian" has the meaning specified in
  Paragraphs 6(b)(i) and 13.
  "Delivery Amount' has the meaning specified in Paragraph 3(a), "Disputing,Party" has the meaning specified in Paragraph 5.
  "Distributions' means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, Regardless of whether the Secured Party has disposed of that Posted Collateral under paragraph 6(c). Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with Respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.

"Eligible Collateral" means, with respect to a party, the items. if any, specified as such for that party in Paragraph 13.

'Eligible Credit Support means Eligible Collateral and Other Eligible Support.

"Exposure " means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(c)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of "Market Quotation).

'Independent Amount' means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

'Interest Amount" means, with respect to an Interest Period, the aggregate sum of the Amounts of interest calculated for each day in that interest period on the principal amount of Posted Collateral in the form of Cash held by the secured Party on that day, determined by the secured Party for each such day as follows:

(x)      the amount of that Cash on that; multiplied by

(y)      the Interest Rate  in effect for that day; divided by

(z)      360.

"Interest Period' means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.

'Interest -Rate' means the rate specified in Paragraph 13.

"Local Business Day,', unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.

"Minimum Transfer Amount" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"Notification Time' has the meaning specified in Paragraph 13.

"Obligations" means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

"Other Eligible Support" means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

"Other Posted Support 'means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.

'Pledgor' means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

'Posted Collateral" means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(E) or 6(d)(i) or released by the Secured party under Paragraph 8. Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.

"Posted Credit Support" means Posted Collateral and Other Posted Support.

"Recalculation Date" means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the "Recalculation Date" means the most recent Valuation Date under Paragraph 3.

"Resolution Time" has the meaning specified in Paragraph 13.
'Return Amount" has the meaning specified in Paragraph 3(b).
'Secured Party' means either party, when that Party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) bolds or is deemed to hold Posted Credit Support

'Specified Condition' means, with respect to a party, any event specified as such for that party in Paragraph 13. "Substitute Credit Support" has the meaning specified in Paragraph 4(d)(i).
"Substitution Date has the meaning Specified in Paragraph 4(d)(ii).
"Threshold" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

'Transfer' means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:

(i) in the case of Cash, payment or delivery by wire into one or more bank accounts specified by the recipient;

(ii) in the case of certificated securities that cannot be paid OT delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;



(iii) in the case of securities that can be paid or delivered by bookentry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and

(iv) in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.

 "Valuation Agent"  has the meaning specified in Paragraph 13.

"Valuation Date" means each date specified in or otherwise determined pursuant to Paragraph 13. "Valulation Percentage means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.
"Valuation Time"  has the meaning specified in Paragraph 13.
"Value means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:

(i)     Eligible Collateral or Posted Collateral that is:

(A) Cash, the amount thereof; and

(B) a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;

(ii) Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

(iii) Other Eligible Support and Other Posted Support, as specified in Paragraph 13.


Paragraph 13 to the ISDA Credit Support Annex


BankBoston, N.A.     and   American Skiing Company
("Party A")                    ("Party B")

Paragraph 13.  Elections and Variables

(a) Security Interest for "Obligations". The term "Obligations" as used in this Annex means all present and future obligations under this Agreement or any other contractual arrangement between the Pledgorand the Secured Party or between the Pledgor and any Affiliate of the Secured Party.

(b) Credit Support Obligations.

(i)     Delivery Amount, Return Amount and Credit Support Amount.

(A) "Delivery Amount" has the meaning specified in Paragraph 3(a).

(B) "Return Amount" has the meaning specified in Paragraph 3(b).

(C) "Credit Support Amount" has the meaning specified in Paragraph 3.

      (D) Addition to Paragraph 3. The following subparagraph (c) is hereby added to Paragraph 3 of this Annex:

(c) No offset. On any Valuation Date, if (i) each party is required to make a Transfer under Paragraph 3(a) or (ii) each party is required to make a Transfer under Paragraph 3(b), then such obligations will not offset each other.

(ii) Eligible Collateral. The following items will qualify as "Eligible Collateral" for Party B:

     Valuation
                                              Percentage




(A)      Cash                                 100%


(B) negotiable debt obligations issued by the 98% U.S. Treasury Department having an original maturity at issuance of not more than one year ("Treasury Bills")


(C) negotiable debt obligations issued by the U.S. Treasury 95% Department having an original maturity at issuance of more than one year but not more than 10 years ("Treasury Notes")


(D)      negotiable debt obligations issued by the            95%
         Department having an original
         maturity at issuance of more than 10 years
         ("Treasury Bonds")

(E) Other:

(aa) Agency Securities regardless                            95%
of original maturity at issuance

         As used herein, "Agency Securities" means negotiable debt obligations which are fully guaranteed as to both principal and interest by the Federal National Mortgage Association, the Government National Mortgage Association or the Federal Home Loan Mortgage Corporation, but shall exclude (i) interest only and principal only securities and (ii) Collateralized Mortgage Obligations (i.e.
CMOs), Real Estate Mortgage Investment Conduits (i.e. REMICS) and similar derivative securities.

(bb) Any other securities as may be acceptable to the Secured Party in its sole discretion with such Valuation Percentage as determined by the Secured Party, in its sole discretion, at the time such other securities are offered as Eligible Credit Support by the Pledgor.

         (iii) Other Eligible Support. Except as provided above, there shall be no "Other Eligible Support" for purposes of this Annex.

(iv)    Thresholds.

(A) "Independent Amount" means (i) with respect to Party A, zero and (ii) with respect to Party B and any Transaction, the amount specified as such in the relevant Confirmation.

(B) "Threshold" means $13,500,000.

(C) "Minimum Transfer Amount" means $ 100,000.

(D) Rounding. The Delivery Amount and the Return Amount will be rounded up and down, respectively, to the nearest integral multiple of $ 10,000.

(c)      Valuation and Timing.

(i)      "Valuation Agent'  means Party A.

(ii)     "Valuation Date" means any Local Business Day.

    (iii)"Valuation Time" means the close of business on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable, provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv)  "Notification  Time' means 11:00 a.m.,  New York time, on a Local Business
Day.

(d) Conditions Precedent and Secured Party's Right and Remedies. The following Termination Event(s) will be a "Specified Condition " for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party):
                                                       Party A          Party B

  Illegality                                           [X]              [X]
  Credit Event Upon Merger                             [X]              [X]


(e)     Substitution.

(i)     "Substitution Date" has the meaning specified in Paragraph 4(d)(ii).

(ii) Consent. Inapplicable; provided that the Pledgor may only request a substitution if the amount of Posted Credit Support to be substituted for exceeds the Minimum Transfer Amount applicable to the Pledgor.

(f)     Dispute Resolution.

         (i) "Resolution Time" means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

                (ii) Value- For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support consisting of (x) Cash will be the face amount thereof, and (y) securities will be calculated based on the bid quotations of any generally recognized dealer in the relevant securities (which may include an affiliate of Party A) and adding thereto any accrued interest (except to the extent such accrued interest has been Transferred to a party pursuant to this Annex or included in the applicable bid quotation), in each case (x) and (y), multiplied by the applicable Valuation Percentage.

(iii) Alternative. The provisions of Paragraph 5 will apply.

(g)     Holding and Using Posted Collateral.

         (i) Eligibility to Hold Posted Collateral; Custodians. Party A will be entitled to hold Posted Collateral pursuant to Paragraph 6(b) without using a Custodian provided Party A is not a Defaulting Party.

        (ii) Use of Posted Collateral The provisions of Paragraph 6(c) will apply to both parties.

(h)     Distributions and Interest Amount.

(i)     Interest Rate. The "Interest Rate" for any day will be zero.

(ii) Transfer of interest Amount. The provisions of Paragraph 6(d)(ii) will not apply.

(i)      Additional Representation(s).

         Not applicable.

         Other Eligible Support and Other Posted Support.

         (i) "Value" with respect to Other Eligible Support and Other Posted Support shall not be applicable.

        (ii) "Transfer' with respect to Other Eligible Support and Other Posted Support shall not be applicable.

(k)      Demands and Notices:

         All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

Party A:          100 Federal Street
                  Boston, Massachusetts 021 1 0
                  Attention: Derivatives Operations - Collateral
                  (Mail Stop 01-12-02)
                  Fax No.: (617) 434-0505

Party B:          Sunday River Road, P.O. Box 450
                  Bethel, Maine 04217
                  Attention: Mr. Thomas M. Richardson, Sr. Vice President Fax No.: (207) 824-5158

(1)      Other Provisions.

    (i) Severability. Any provision of this Annex which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    (ii) Successors. This Annex and all obligations of the Pledgor hereunder shall be binding upon the successors and assigns of the Pledgor and shall, together with the rights and remedies of the Secured Party hereunder, inure to the benefit of the Secured Party and its respective successors and assigns.

    (iii)No Third Party Rights. This Annex has been and is made solely for the benefit of Party A and Party B and their respective successors and assigns, and no other person or entity shall acquire or have any right under or by virtue of this Annex.

    (iv) Local Business Day. Notwithstanding anything to the contrary contained in this Annex or the Agreement, the term Local Business Day shall, in addition to any other meaning specified herein, also include a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York, New York and Boston, Massachusetts.

    (v) Agreement as to Single Secured Party and Pledgor. Party A and Party B agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph l(b) or in Paragraph 2 or the definitions in Paragraph 12, (A) the term "Secured Party" as used in this Annex means only Party A, (B) the term "Pledgor" as used in this Annex means only Party B, (C) only Party B makes the pledge and grant in Paragraph 2, the acknowledgment in the final sentence of Paragraph g(a) and the representations in Paragraph 9 and otherwise herein, and
(D) only Party B will be required to make Transfers of Eligible Credit Support hereunder.

(vi)    Liquidation of Equity Collateral.

    (x) If the Secured Party wishes to sell any or all Posted Collateral consisting of equity securities ("Equity Collateral") pursuant to Paragraph 8, and determines, in its sole and absolute discretion, that it is necessary or advisable to effect a public registration of all or any of such Equity Collateral pursuant to the Securities Act of 1933, as amended (or any similar statutes then in effect) (the "Act"), then Pledgor will, at its own expense:

(A) execute and deliver, and use its best efforts to cause each issuer of the shares comprising such Equity Collateral (and such issuer's directors and officers) to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things as may, in the reasonable judgment of the Secured Party, be necessary or advisable to register the shares comprising such Equity Collateral under the Act and to cause the related registration statement to become effective and to remain effective for such period as may be required by law, and to make all amendments thereto and/or to the related prospectus that, in the reasonable judgment of the Secured Party, are necessary or advisable, all in conformity with the Act and the rules and regulations promulgated thereunder; and

(B) use its best efforts to (1) qualify such shares under, and cause each such issuer to comply with, the provisions of the securities or "Blue Sky" laws of any jurisdiction designated by the Secured Party and (2) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11 (a) of the Act.

    (y)  Notwithstanding  anything  herein  to the  contrary,  upon an  Event of
Default by the Pledgor, the Secured Party may, in its sole and absolute discretion (subject only to applicable requirements of law), sell all or any of the Equity Collateral by private sale in such manner and under such circumstances as the Secured- Party may deem necessary or advisable and notwithstanding that a registration statement for all or any of such Equity Collateral could be or shall have been filed under the Act. Without limitation on the foregoing, the Secured Party may approach and negotiate with a single possible purchaser to effect such sale and/or require that any such sale (including one held by auction) be subject to restrictions as to (A) the financial sophistication and ability of any person permitted to bid or purchase at such sale, (B) the content of legends to be placed upon any certificates representing the shares comprising the Equity Collateral sold in such sale, including restrictions on future transfer thereof, (C) the representations to be made by each person bidding or purchasing at such sale relating to that person's access to financial information about the Pledgor, the issuer or the Secured Party, and such person's intentions as to the holding of the shares comprising the Equity Collateral so sold for investment, for its own account, and not with a view to the distribution thereof, and (D) such other matters as the Secured Party may deem necessary or advisable in order that such sale, notwithstanding any failure so to register, may be effected in compliance with the Uniform Commercial Code as in effect in any relevant jurisdiction and other laws affecting the enforcement of creditors' rights, the Act and all applicable state securities laws.

         IN WITNESS WHEREOF, the parties hereto have executed this Annex on the respective dates set forth below and with effect from the date of the Agreement unless otherwise indicated in Paragraph 13(a).

BankBoston, N.A.                      American Skiing Company


By: /s/ Robert G. Scott              By:/s/ Thomas Richardson
   --------------------------           ----------------------------
      Name:  Robert G. Scott             Name:  Thomas Richardson
      Title:  Managing Director          Title:  Chief  Financial Officer


Approval (for BankBoston, N.A. internal purposes only):